UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)  February 20, 2006

Travel Hunt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	333-108690 (Commission File Number)	65-0972647 (IRS Employer ID No.)

1314 E. Olas Boulevard, Suite 168, Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (561) 943-4868

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.	Regulation FD Disclosure

Travel Hunt Holdings, Inc. has granted an extension to Matrix Lodging, LLC for the exclusive rights to enter into a definitive agreement to acquire one hundred percent (100%) of the ownership interest of Matrix Lodging, LLC for the issuance of shares of the Company’s common stock. Such extension shall expire on June 30, 2006. Consummation of the transaction is subject to the satisfaction of certain conditions including the execution of definitive agreements. No assurance can be given that this acquisition will be consummated. Matrix Lodging is a Nevada company which is in the process of developing a chain of technology-rich, boutique luxury hotels situated in key commercial centers across the United States.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Travel Hunt Holdings, Inc.

By:   /s/  Nancy Reynolds

Nancy Reynolds

President

Date:	February 21, 2006